EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 2, 1996 (except for Note 13 as to which the date is April 5, 1996), relating to the consolidated financial statements appearing on page F-2 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Chicago, Illinois
January  27, 1997




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